IMI Global
2007 Third Quarter Conference Call Script
Call date: Thursday, November 1, 2007
Call time: 9:30 a.m. Mountain Time
Speaker call-in number 800-240-4186

Jay Pfeiffer
Good morning and welcome to IMI Global’s third quarter and nine-month results conference call.

Certain statements during this conference call will constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the private securities litigation reform act of 1995. The words “forecast,” “estimate,” “plan,” “anticipate” “project,” “intend,” “expect,” “should,” “would,” “believe,” “bodes well,” and similar expressions and all statements that are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance (financial or operating), or achievements to differ from future results, performance (financial or operating), or achievements expressed or implied by forward-looking statements. For more details, please refer to the Risk Factors in our SEC filings. During this presentation both John Saunders and Mark McGregor will be rounding when discussing financial results.

I will now turn the call over to Mark McGregor, chief financial officer.

Mark McGregor

Thank you, Jay. Good morning everyone.

IMI Global reported record revenue of $618,000 in the third quarter, a 48% increase over revenue of $419,000 in the third quarter of 2006 and a 17% increase over second quarter revenue of $530,000. Once again, we achieved year-over-year growth in all revenue categories, although USVerified solutions and CattleNetwork advertising continued to be the primary growth drivers. Our revenue mix breakdown is as follows: USVerified solutions grew by 54% to $329,000 while related hardware sales, primarily cattle identification tags, grew by 21% to $108,000. CattleNetwork.com advertising revenue increased 96% to $118,000. And finally, CattleStore.com product sales grew by 14% to $63,000.

The fact that USVerified solutions and CattleNetwork advertising are our fastest-growing revenue sources bode well for margins again in the third quarter because USVerified and CattleNetwork also happen to be our most profitable businesses. In the third quarter we achieved 90% growth in gross profit, to $329,000, or 53% of revenue, from $173,000, or 41% of revenue in the third quarter a year ago.

Selling, general and administrative expense decreased 10% to $511,000 in the third quarter from $570,000 in the same quarter last year. This improvement is consistent with our commitment to maintaining a lean yet productive operating environment.

Our success in managing costs, combined with continued revenue growth, contributed to a year-over-year reduction in our net loss, to $188,000, or $0.01 per share, versus a net loss of $401,000, or $0.02 per share, in the same quarter last year.

For the nine-month period, revenue was up 50% to more than $1.6 million from $1.1 million in the same period last year. Again, we enjoyed growth in all revenue categories. And again, USVerified solutions led the way, growing by 54% to $945,000 from $616,000. Related hardware sales grew 19% to $188,000, while CattleNetwork advertising advanced 80% to $332,000 and CattleStore contributed $154,000, up 26% over the year-ago period.

Gross profit year-to-date increased by 72% to $916,000, or 57% of revenue, versus $531,000, or 49% of revenue, in the comparable period last year. Again, these increases were attributable to our strong revenue growth, primarily in the higher-margin USVerified solutions and CattleNetwork advertising businesses.

Year-to-date we reduced our net loss by 38%, or $429,000, to $688,000, or $0.04 per share, from $1.1 million, or $0.06 per share, in the same period a year ago.

With that, I’ll turn it over to John Saunders. John…

John Saunders
Good morning and thanks for joining us.

Throughout 2007 we have emphasized controlling our cost structure with an eye toward narrowing our net loss and eventually transitioning to sustainable profitability. In the third quarter we achieved our second quarterly reduction in general and administrative expense for the year, trimming costs in that category by $59,000, or 10%, over the same quarter a year ago. As a result, we enjoyed our third consecutive quarter of reduced year-over-year net loss. We are clearly moving in the right direction, and I want to thank the entire IMI staff for buying into our program for increasing shareholding value not only through continued growth of our top line, but through profitable operations.

In the third quarter we continued to build a diversified business with multiple productive revenue streams - all of which are consistently achieving year-over-year gains. As we periodically point out, these businesses are complementary in nature and feed upon one another to the benefit of the whole. Moving forward, we expect USVerified solutions and the related hardware business to continue to grow as we add a significant number of new producer and feedyard customers each quarter. We also expect steady growth in advertising revenue, both from CattleNetwork and from other online businesses that we have launched, such as AgNetwork, and expect to launch in the future. And finally, we are very, very pleased with the steady growth achieved by our online CattleStore operation. Although CattleStore contributes the least amount of revenue among our four revenue streams, it is delivering solid percentage gains in a very “traditional” demographic that is increasingly recognizing the cost and time benefits of online shopping.

Now I’d like to touch on a few “event type” highlights from the third quarter as well as some more recent activities:

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In August we welcomed two new members to our board of directors: Pete Lapaseotes and Bob Van Schoick. Pete, along with his brother, runs the Lapaseotes family farm and feeding operations in Bridgeport, Nebraska. Their holdings include a cow calf operation, grass cattle operation and a finish feed yard. In addition, Pete is a partner in five John Deere dealerships and 11 Mercantile Farm, Ranch & Home retail stores. He also serves on the board of Valley Bank and Trust. Bob is currently president of Med-Pharmex Animal Health. He brings 28 years of sales and marketing experience with Merck, including 9 years with Merial, which is Merck’s world leading animal health joint venture. Pete and Bob bring a ton of industry expertise and general business savvy to the board, and we’re very excited to have them. At the same board meeting in August, Dr. Gary Smith, Adam Larson and I were reelected to the board.

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In October we announced that IMI Global played a key role in Superior Livestock’s largest-ever video auction. Of the record 320,000 animals sold at that auction, 250,000 were calves eligible for age and source verification and of the 75,000 that met the requirements, the majority were enrolled in the IMI-designed program. Here is why this is important: First of all, IMI is a leader in providing age and source verification, which right now is mandated only for animals that want to qualify for export. This auction showed there is strong demand for third party verification and that the practice is gaining in popularity as a means not only of qualifying animals for export but of garnering premiums at auction. Second, Superior’s private label branding of our USVerified process as “SuperiorVerified” was a strong endorsement of our process from an elite auction house and further evidence that our trademarked brands are building value for the company and its shareholders. Additionally, endorsements and exposure like this are invaluable in generating new business opportunities for us.

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With that in mind, earlier this week we made another important announcement - that the American Charolais Association selected IMI Global to provide age and source verification for its membership. American Charolais is one of America’s leading breed organizations. They, like Superior, have co-branded with us to create “CharolaisAdvantage”, a USDA-approved USVerified PVP program.

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And just yesterday we announced that Humane Farm Animal Care has selected IMI Global as the primary technology provider for their USDA cooperative agreement program aimed at registering premises and identifying and tracing animals in the event of a disease outbreak. This is part of the USDA’s National Animal Identification System. As primary contractor, we will work with HFAC to promote premise registration, using our USVerified, SupplyVerified, CattleNetwork, AgNetwork and CattleStore resources to help organize the livestock industry behind NAIS. The grant program is designed into two, six month phases. Phase two will be dependent on the success of the first program phase which is contracted to IMI in the amount of $234,000. The second phase will be a comparable amount, if the program is renewed.

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A final note on the third quarter. We addressed our near-term cash needs with a $300,000 financing arranged with a single investor. This is an unsecured note with a four-year term at 9% annual interest - a favorable arrangement in our view for both the Company and the investor. We used a portion of the proceeds - $86,600 - to pay down our line of credit. The line was also restructured to reduce it from $225,000 to $75,000 along with releasing a $50,000 CD that had been held as collateral.

I want to thank you for joining the call today and for supporting IMI Global. We look forward to updating you on our progress in our next conference call.

Operator, you can open the call to questions…